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March 14, 1997

Securities and Exchange Commission
Washington, DC  20549

We are aware of the incorporation by reference in Post-Effective Amendment No. 2 to Registration Statement No. 2-75618 on Form S-8 dated September 12, 1988, Post Effective Amendment No. 3 to Registration Statement No. 2-70180 on Form S-8 dated April 8, 1983, Registration Statement No. 33-18565 on Form S-8 dated December 14, 1987 and Registration Statement No. 333 - 13369 on Form S-8 dated October 3, 1996 of Volt Information Sciences, Inc., of our report dated March 5, 1997 relating to the unaudited condensed consolidated interim financial statements of Volt Information Sciences, Inc. which are included in it's Form 10-Q for the quarter ended January 31, 1997.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                               Ernst & Young LLP



New York, New York